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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated September 13, 2000 and to all references to our Firm included in Novatel Wireless, Inc.'s previously filed Prospectus No. 333-42570.

/S/ ARTHUR ANDERSEN LLP

San Diego, California
March 23, 2001